Exhibit 99.1

Sapient Reports Third Quarter 2012 Results

Service Revenues Up 9.8% Over Q3 2011 and Up 3.4% Sequentially

Third Quarter Non-GAAP Operating Margin of 14.7%

BOSTON--(BUSINESS WIRE)--November 7, 2012--Sapient (NASDAQ: SAPE) today reported the following financial results for the third quarter ended September 30, 2012:

  Service revenues were $288.5 million compared to $262.7 million in the third quarter of 2011, an increase of $25.7 million, or 9.8%. Sequentially, service revenues were up $9.5 million, or 3.4%, from $279.0 million in the second quarter of 2012. On a constant currency basis, revenues increased 10.9% over the third quarter of 2011 and increased 3.3% sequentially.
  GAAP income from operations was $32.8 million, or 11.4% of service revenues, compared to $29.9 million, or 11.4% of service revenues, reported in the third quarter of 2011.
  Non-GAAP income from operations was $42.4 million, or 14.7% of service revenues, compared to $38.9 million, or 14.8% of service revenues, reported in the third quarter of 2011.
  GAAP diluted net income per share was $0.15, compared to $0.14 in the third quarter of 2011.
  Non-GAAP diluted net income per share was $0.20, compared to $0.18 in the third quarter of 2011.

“We are pleased with our strong performance this quarter as clients continue to partner with us due to our highly differentiated capabilities,” said Sapient Chief Executive Officer and Co-Chairman Alan J. Herrick. “We are in a strong market position and excited about the future, despite the uncertain economic environment. The strategic addition of the teams from Iota and Second Story extends SapientNitro’s capabilities in the areas of consumer insights and interactive storytelling.”

The company generated cash from operations of $37.1 million in the third quarter of 2012, compared to $43.5 million in the third quarter of 2011. As of September 30, 2012, the company had cash, cash equivalents and marketable securities of $212.4 million. Days sales outstanding was 67 days for the third quarter of 2012, up from 66 days in the second quarter of 2012 and 66 days for the third quarter of 2011.

Outlook

Sapient management provided the following guidance:

  Prior to the impact of Hurricane Sandy, the company was expecting service revenues to be in the range of $289 million to $294 million for the quarter ending December 31, 2012. While the company is still assessing the storm’s impact, it currently estimates that revenues for the fourth quarter will be $1 to $2 million less.
  Fourth quarter 2012 non-GAAP operating margin is expected to be 14.3% to 15.3%, including an estimated negative impact of approximately 30 basis points due to the effects of Hurricane Sandy.

Webcast and Conference Call

Sapient will host a discussion of its third quarter results at 4:30 p.m. ET today, which will be broadcast live on the Internet. The dial-in information for the conference call is:

US: (877) 291-1296
International: (720) 259-9209

To access the live webcast of the event, please click on the link below:

http://sape.client.shareholder.com/events.cfm

In addition, a re-broadcast of the webcast will be available in the investors section of www.sapient.com.

Adjusted (Non-GAAP) Financial Measures

Sapient provides non-GAAP financial measures to complement reported GAAP results. Management believes these measures help illustrate underlying trends in the company's business and uses the measures to establish budgets and operational goals, communicated internally and externally, for managing the company’s business and evaluating its performance. The company anticipates that it will continue to report both GAAP and certain non-GAAP financial measures in its financial results, including non-GAAP results that exclude stock-based compensation expense, restructuring and other related charges, amortization of purchased intangible assets, acquisition costs and other related charges, and income tax benefits or provisions resulting from changes in the valuation allowance. In addition, the company may present service revenues in constant currency terms, which excludes the effect of currency fluctuations between the U.S. dollar and the functional currency of the entity in which the revenue was transacted. The effect is excluded by translating the current period's local currency service revenues into U.S. dollars using the average local currency exchange rates that were in effect during the prior period of comparison. Because the company’s reported non-GAAP financial measures are not calculated according to GAAP, these measures are not comparable to GAAP and may not necessarily be comparable to similarly described non-GAAP measures reported by other companies within the company’s industry. Consequently, Sapient’s non-GAAP financial measures should not be evaluated in isolation or supplant comparable GAAP measures, but, rather, should be considered together with its consolidated financial statements, which are prepared according to GAAP.

Safe Harbor Statement

This press release contains forward-looking statements – in particular, the financial guidance for the fourth quarter of 2012, including expected service revenues, expected non-GAAP operating margin, and the impact of Hurricane Sandy – that involve a number of risks and uncertainties. All forward looking statements are based upon current expectations and beliefs and various assumptions. Actual results could differ materially from management’s expectations and the forward-looking statements contained in this release. A number of factors could cause actual events to differ materially from those indicated, including, without limitation: the continued acceptance of the company’s services; a reduction in the demand for the company’s services in light of the current economic environment; the company’s ability to accurately set fees for and complete its current and future client projects on a timely basis, successfully manage risks associated with its international operations, manage its growth and projects effectively, successfully integrate and achieve anticipated benefits from acquisitions, including Iota and Second Story, and continue to attract and retain high-quality employees; the impact of Hurricane Sandy; and other risks and uncertainties as set forth in the company’s filings with the SEC, including without limitation the most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Any forward-looking statement speaks only as of the date on which it is made, and the company undertakes no obligation to update any forward-looking statements for any reason, including to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of anticipated or unanticipated events or circumstances, except as required by law.

About Sapient

Sapient is a global services company that helps clients transform in the areas of business, marketing, and technology. The company operates three divisions that enable clients to gain a competitive advantage and succeed in an increasingly digital world. SapientNitro, Sapient Global Markets and Sapient Government Services fuse insight, creativity and technology to drive innovation and to help clients navigate complex business problems. Our approach is the subject of case studies used by MBA programs at Harvard and Yale. The company has operations in North America, Europe, and Asia-Pacific. For more information, visit www.sapient.com.

Sapient is a registered service mark of Sapient Corporation.

Sapient Corporation
Consolidated Unaudited Condensed Statements of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(in thousands, except per share amounts)
Revenues:
Service revenues	$288,467	$262,730	$827,835	$758,686
Reimbursable expenses	10,801	11,152	29,690	30,548
Total gross revenues	299,268	273,882	857,525	789,234
Operating expenses:
Project personnel expenses	194,175	175,789	569,760	520,274
Reimbursable expenses	10,801	11,152	29,690	30,548
Total project personnel expenses and reimbursable expenses	204,976	186,941	599,450	550,822
Selling and marketing expenses	11,221	8,632	33,146	29,104
General and administrative expenses	46,450	44,429	141,017	126,666
Restructuring and other related (benefits) charges	(19)	1,191	(109)	6,777
Amortization of purchased intangible assets	2,744	1,725	8,111	4,286
Acquisition costs and other related charges	1,121	1,082	2,714	1,305
Total operating expenses	266,493	244,000	784,329	718,960
Income from operations	32,775	29,882	73,196	70,274
Interest and other income, net	812	2,037	3,713	4,752
Income before income taxes	33,587	31,919	76,909	75,026
Provision for income taxes	12,100	12,168	31,258	29,336
Net income	$21,487	$19,751	$45,651	$45,690

Basic net income per share	$0.16	$0.14	$0.33	$0.33
Diluted net income per share	$0.15	$0.14	$0.32	$0.32

Weighted average common shares	136,883	138,679	138,544	137,539
Weighted average dilutive common share equivalents	3,275	3,929	3,979	4,221
Weighted average common shares and dilutive common share equivalents	140,158	142,608	142,523	141,760

Sapient Corporation
Consolidated Unaudited Condensed Balance Sheets

	September 30, 2012	December 31, 2011
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$199,521	$212,406
Marketable securities, current portion	6,496	7,748
Restricted cash, current portion	2,074	426
Accounts receivable, net of allowance for doubtful accounts	174,334	156,109
Unbilled revenues	69,891	61,712
Deferred tax assets, current portion	19,003	19,495
Prepaid expenses and other current assets	38,812	22,734
Total current assets	510,131	480,630
Restricted cash, net of current portion	3,024	3,779
Marketable securities, net of current portion	1,290	1,290
Property and equipment, net	81,617	64,877
Purchased intangible assets, net	29,643	36,822
Goodwill	110,259	107,971
Deferred tax assets, net of current portion	1,433	1,840
Other assets	8,253	8,591

Total assets	$745,650	$705,800

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$26,639	$25,389
Accrued restructuring costs, current portion	125	324
Accrued compensation	79,403	77,721
Deferred revenues	20,790	25,356
Other current liabilities	43,082	49,484
Total current liabilities	170,039	178,274
Accrued restructuring costs, net of current portion	267	407
Other long-term liabilities	78,784	60,757
Total liabilities	249,090	239,438

Stockholders' equity	496,560	466,362

Total liabilities and stockholders’ equity	$745,650	$705,800

Sapient Corporation
Consolidated Unaudited Statements of Cash Flows

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
	(in thousands)
Cash flows from operating activities:
Net income	$21,487	$19,751	$45,651	$45,690
Adjustments to reconcile net income to net cash used in operating activities:
Loss recognized on disposition of fixed assets	91	32	253	42
Unrealized (gain) loss on financial instruments	(435)	(28)	(580)	150
Depreciation and amortization expense	8,771	7,080	25,270	18,229
Deferred income taxes	(1,700)	3,448	9,430	9,467
Stock-based compensation expense	5,773	5,018	17,386	14,237
Non-cash restructuring charges	-	-	-	4,564
Changes in operating assets and liabilities, net of impact of acquisitions:
Accounts receivable	(23,105)	(2,435)	(16,665)	(4,439)
Unbilled revenues	11,354	1,430	(7,709)	(24,280)
Prepaid expenses and other current assets	(764)	479	(10,837)	(5,954)
Other assets	1,113	(62)	625	(670)
Accounts payable	1,365	2,275	(1,639)	8,318
Accrued compensation	12,829	9,008	(8,452)	(3,621)
Accrued restructuring costs	(78)	361	(340)	(1,539)
Deferred revenues	1,038	4,500	(4,705)	(844)
Other current liabilities	(3,147)	(11,188)	(14,681)	(2,242)
Other long-term liabilities	2,534	3,847	8,131	5,831
Net cash provided by operating activities	37,126	43,516	41,138	62,939

Cash flows from investing activities:
Cash paid for acquisitions, net of cash acquired	-	(44,602)	-	(44,602)
Proceeds from sale of property and equipment	32	-	32	-
Purchases of property and equipment and cost of internally developed software	(4,865)	(9,101)	(27,521)	(28,711)
Proceeds from sales and maturities of marketable securities classified as available-for-sale	-	2,258	1,900	4,470
Purchases of marketable securities classified as available-for-sale	(120)	(2,311)	(326)	(4,783)
Cash received (paid) on financial instruments, net	102	(1)	(78)	(193)
Change in restricted cash	831	(188)	(887)	654
Net cash used in investing activities	(4,020)	(53,945)	(26,880)	(73,165)

Cash flows from financing activities:
Principal payments under capital lease obligations	(7)	(18)	(47)	(54)
Proceeds from credit facilities	-	5,967	-	10,387
Repayment of amounts borrowed under credit facilities	-	(8,619)	-	(14,807)
Proceeds from stock option plans	206	531	1,073	8,388
Tax benefits from stock plans	7,240	-	10,611	-
Repayment of acquired debt	-	(3,766)	-	(3,766)
Dividends paid on common stock	-	(48,873)	-	(48,873)
Repurchases of common stock	(7,583)	-	(44,603)	-
Net cash used in financing activities	(144)	(54,778)	(32,966)	(48,725)

Effect of exchange rate changes on cash and cash equivalents	6,600	(7,857)	5,823	(5,203)

Increase (decrease) in cash and cash equivalents	39,562	(73,064)	(12,885)	(64,154)
Cash and cash equivalents, at beginning of period	159,959	228,358	212,406	219,448
Cash and cash equivalents, at end of period	$199,521	$155,294	$199,521	$155,294

Sapient Corporation
Unaudited Reconciliation of Non-GAAP Financial Measures

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(in thousands, except per share amounts)

Service revenues	$288,467	$262,730	$827,835	$758,686

GAAP income from operations	$32,775	$29,882	$73,196	$70,274
Stock-based compensation expense	5,773	5,018	17,386	14,237
Restructuring and other related (benefits) charges	(19)	1,191	(109)	6,777
Amortization of purchased intangible assets	2,744	1,725	8,111	4,286
Acquisition costs and other related charges	1,121	1,082	2,714	1,305
Stock-based compensation review and restatement benefit	-	-	-	(3,500)
Non-GAAP income from operations	$42,394	$38,898	$101,298	$93,379

GAAP operating margin	11.4%	11.4%	8.8%	9.3%
Effect of adjustments detailed above	3.3%	3.4%	3.4%	3.0%
Non-GAAP operating margin	14.7%	14.8%	12.2%	12.3%

GAAP net income	$21,487	$19,751	$45,651	$45,690
Stock-based compensation expense, net of tax	3,641	3,112	10,932	8,903
Restructuring and other related (benefits) charges, net of tax	(11)	709	(73)	4,172
Amortization of purchased intangible assets, net of tax	2,183	1,344	6,458	3,405
Acquisition costs and other related charges, net of tax	737	750	1,877	901
Stock-based compensation review and restatement benefit, net of tax	-	-	-	(2,085)
Non-GAAP net income	$28,037	$25,666	$64,845	$60,986

GAAP basic income per share	$0.16	$0.14	$0.33	$0.33
Effect of adjustments detailed above	0.04	0.05	0.14	0.11
Non-GAAP basic income per share	$0.20	$0.19	$0.47	$0.44

GAAP and Non-GAAP weighted average common shares	136,883	138,679	138,544	137,539

GAAP diluted income per share	$0.15	$0.14	$0.32	$0.32
Effect of adjustments noted above and change in dilution noted below	0.05	0.04	0.13	0.11
Non-GAAP diluted income per share	$0.20	$0.18	$0.45	$0.43

GAAP and Non-GAAP weighted average common shares and dilutive common share equivalents	140,158	142,608	142,523	141,760

CONTACT:
Investor Relations Contact:
Sapient
Dean Ridlon, +1-617-963-1598
dridlon@sapient.com
or
Media Contact:
Sapient
David LaBar, +1-646-478-9846
dlabar@sapient.com